PROSPECTUS

 April 30, 1997
                      CALVERT MUNICIPAL INTERMEDIATE FUNDS:
                  ARIZONA CALIFORNIA FLORIDA MARYLAND MICHIGAN
                         NEW YORK PENNSYLVANIA VIRGINIA
                  CALVERT NATIONAL MUNICIPAL INTERMEDIATE FUND
                4550 Montgomery Avenue, Bethesda, Maryland 20814

INTRODUCTION TO THE FUNDS

     The Calvert National Municipal Intermediate Fund ("National Municipal") seeks to earn the highest level of interest income exempt from federal income taxes as is consistent with prudent investment management, preservation of capital, and the stated quality and maturity characteristics.

     The state-specific Calvert Municipal Intermediate Funds ("State Funds") seek to earn the highest level of interest income exempt from federal and specific state income taxes as is consistent with prudent investment management, preservation of capital, and the stated quality and maturity characteristics.

     The National Municipal and the State Funds (collectively, the "Funds" or "Municipal Funds") each invest in nondiversified portfolios of municipal obligations, including some with interest that may be subject to the federal alternative minimum tax. The average dollar-weighted maturity of investments is between 3 and 10 years. The net asset value per share of each Fund will fluctuate in response to changes in the value of its investments.


TO OPEN AN ACCOUNT

     Call your broker, or complete and return the enclosed Account Application. Minimum initial investment is $2,000. Shares of each State Fund are being made available primarily to persons residing in the state for which the Fund is named. PLEASE CONFIRM THE AVAILABILITY OF A FUND IN YOUR STATE BEFORE SENDING MONEY.

ABOUT THIS PROSPECTUS

     Please read this Prospectus before investing. It is designed to provide you with information you ought to know before investing and to help you decide if a Fund's goals match your own. Keep this document for future reference.


     A Statement of Additional Information for the Funds (April 30, 1997) has been filed with the Securities and Exchange Commission and is incorporated by reference. This free Statement is available by calling: 800-368-2748.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE FEDERAL OR ANY STATE SECURITIES COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     SHARES OF THE FUNDS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, AND ARE NOT FEDERALLY INSURED BY THE FDIC, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY. WHEN INVESTORS OF THE FUND SELL SHARES OF THE FUND, THE VALUE MAY BE HIGHER OR LOWER THAN THE AMOUNT ORIGINALLY PAID.

FUND EXPENSES


National Municipal Intermediate Fund
A.   Shareholder Transaction Costs
     Maximum Sales Charge on Purchases
     (as a percentage of offering price)           2.75%
     Contingent Deferred Sales Charge              None
B.   Annual Fund Operating Expenses -
     Fiscal Year 1996
     (as a percentage of average net assets)
     Management Fees                               0.70%
     Rule 12b-1 Service and Distribution Fees      0.00%
     Other Expenses                                0.34%
     Total Fund Operating Expenses<F1>             1.04%

California Municipal Intermediate Fund
A.   Shareholder Transaction Costs
     Maximum Sales Charge on Purchases
     (as a percentage of offering price)           2.75%
     Contingent Deferred Sales Charge              None
B.   Annual Fund Operating Expenses -
     Fiscal Year 1996
     (as a percentage of average net assets)
     Management Fees                               0.70%
     Rule 12b-1 Service and Distribution Fees      0.00%
     Other Expenses                                0.27%
     Total Fund Operating Expenses<F1>             0.97%

<F1> Net Fund Operating Expenses after reduction for fees paid indirectly were:
         National 1.01%, California .94%

Arizona Municipal Intermediate Fund
A.   Shareholder Transaction Costs
     Maximum Sales Charge on Purchases
     (as a percentage of offering price)           2.75%
     Contingent Deferred Sales Charge              None
B.   Annual Fund Operating Expenses -
     Fiscal Year 1996
     (as a percentage of average net assets)
     Management Fees                               0.70%
     Rule 12b-1 Service and Distribution Fees      0.00%
     Other Expenses                                0.67%
     Total Fund Operating Expenses<F2>             1.37%

Florida Municipal Intermediate Fund
A.   Shareholder Transaction Costs
     Maximum Sales Charge on Purchases
     (as a percentage of offering price)           2.75%
     Contingent Deferred Sales Charge              None
B.   Annual Fund Operating Expenses -
     Fiscal Year 1996
     (as a percentage of average net assets)
     Management Fees                               0.70%
     Rule 12b-1 Service and Distribution Fees      0.00%
     Other Expenses                                0.25%
     Total Fund Operating Expenses<F2>             0.95%

<F2> Net Fund Operating Expenses after reduction for fees paid indirectly were:
         Arizona 1.00%, Florida .81%

Maryland Municipal Intermediate Fund
A.   Shareholder Transaction Costs
     Maximum Sales Charge on Purchases
     (as a percentage of offering price)           2.75%
     Contingent Deferred Sales Charge              None
B.   Annual Fund Operating Expenses -
     Fiscal Year 1996
     (as a percentage of average net assets)
     Management Fees                               0.70%
     Rule 12b-1 Service and Distribution Fees      0.00%
     Other Expenses                                0.34%
     Total Fund Operating Expenses<F3>             1.04%

Michigan Municipal Intermediate Fund
A.   Shareholder Transaction Costs
     Maximum Sales Charge on Purchases
     (as a percentage of offering price)           2.75%
     Contingent Deferred Sales Charge              None
B.   Annual Fund Operating Expenses -
     Fiscal Year 1996
     (as a percentage of average net assets)
     Management Fees                               0.70%
     Rule 12b-1 Service and Distribution Fees      0.00%
     Other Expenses                                0.34%
     Total Fund Operating Expenses<F3>             1.04%

<F3> Net Fund Operating Expenses after reduction for fees paid indirectly were:
         Maryland .94%, Michigan .94%

New York Municipal Intermediate Fund
A.   Shareholder Transaction Costs
     Maximum Sales Charge on Purchases
     (as a percentage of offering price)           2.75%
     Contingent Deferred Sales Charge              None
B.   Annual Fund Operating Expenses -
     Fiscal Year 1996
     (as a percentage of average net assets)
     Management Fees                               0.70%
     Rule 12b-1 Service and Distribution Fees      0.00%
     Other Expenses                                0.46%
     Total Fund Operating Expenses<F4>            1.16%

Pennsylvania Municipal Intermediate Fund
A.   Shareholder Transaction Costs
     Maximum Sales Charge on Purchases
     (as a percentage of offering price)           2.75%
     Contingent Deferred Sales Charge              None
B.   Annual Fund Operating Expenses -
     Fiscal Year 1996
     (as a percentage of average net assets)
     Management Fees                               0.70%
     Rule 12b-1 Service and Distribution Fees      0.00%
     Other Expenses                                0.46%
     Total Fund Operating Expenses<F4>             1.16%

<F4> Net Fund Operating Expenses after reduction for fees paid indirectly were:
         New York .98%, Pennsylvania .93%

Virginia Municipal Intermediate Fund
A.   Shareholder Transaction Costs
     Maximum Sales Charge on Purchases
     (as a percentage of offering price)           2.75%
     Contingent Deferred Sales Charge              None
B.   Annual Fund Operating Expenses -
     Fiscal Year 1996
     (as a percentage of average net assets)
     Management Fees                               0.70%
     Rule 12b-1 Service and Distribution Fees      0.00%
     Other Expenses                                0.33%
     Total Fund Operating Expenses<F5>             1.03%

<F5> Net Fund Operating Expenses after reduction for fees paid indirectly were:
         Virginia .92%



     C. Example: You would pay the following expenses on a $1,000 investment, assuming (1) 5% annual return; (2) redemption at the end of each period; and (3) payment of maximum initial sales charge at time of purchase:

Fund                  1 Year            3 Years           5 Years      10 Years
National              $38               $60               $83              $151
Arizona               $40               $68               $97              $181
California            $37               $58               $80              $143
Florida               $37               $57               $78              $140
Maryland              $37               $58               $81              $147
Michigan              $38               $59               $82              $149
New York              $39               $62               $88              $161
Pennsylvania          $39               $62               $87              $159
Virginia              $37               $58               $81              $147


     The  example,   which  is   hypothetical,   should  not  be   considered  a
representation of past or future expenses. Actual expenses may be higher or lower than those shown.

     Explanation of Table: The purpose of the table is to assist you in understanding the various costs and expenses that an investor may bear directly (shareholder transaction costs) or indirectly (annual fund operating expenses).

     A. Shareholder Transaction Costs are charges you pay when you buy or sell shares of your Fund. See "Reduced Sales Charges" at Exhibit A to see if you qualify for possible reductions in the sales charge. If you request a wire redemption of less than $1,000, you will be charged a $5 wire fee.


     B. Annual Fund Operating Expenses. Management Fees are paid by the Funds to Calvert Asset Management Company, Inc. for managing the investments and business affairs of each Fund and paid to Calvert Administrative Services
Company, Inc. The Funds will incur Other Expenses for maintaining shareholder records, furnishing shareholder statements and reports, and other services. Management Fees and Other Expenses have already been reflected in the share price and are not charged directly to individual shareholder accounts. Please refer to "Management of the Funds" for further information.


     The National Municipal Intermediate Fund commenced operations on September 30, 1992, and the California Fund commenced operations on May 29, 1992. The Maryland, Michigan, New York and Virginia Funds commenced operation September 30, 1993. The Arizona, Florida and Pennsylvania Funds commenced operation December 31, 1993. For the first five years of operation of each Fund, Rule 12b-1 will be limited to 0.15% and may thereafter be 0.25%. The Advisor may voluntarily defer fees or assume expenses of the Funds. The following table shows what Total Fund Operating Expenses would have been, without the voluntary reimbursement of expenses:
Fund Name                      Total Expenses
Arizona                             1.37%
Florida                             .95%
Maryland                            1.04%
Michigan                            1.04%
New York                            1.16%
Pennsylvania                        1.16%
Virginia                            1.03%

     The Investment Advisory Agreement provides that the Advisor may later, to the extent permitted by law, recapture any fees it deferred or expenses it assumed during the two prior years; provided, however, that Total Annual Operating Expenses for each Fund shall not exceed 2.00% of average net assets during any year in which the Advisor elects to exercise the recapture provision. The above table reflects these agreements.


     The Funds' Rule 12b-1 fees include an asset-based sales charge. Thus, it is possible that long-term shareholders in the Funds may pay more in total sales charges than the economic equivalent of the maximum front-end sales charge permitted by rules of the National Association of Securities Dealers, Inc. In addition to the compensation itemized above (sales charge and Rule 12b-1 service and distribution fees), certain broker/dealers and/or their salespersons may receive certain compensation for the sale and distribution of the securities or for services to the Fund. See the Statement of Additional Information, "Method of Distribution".

FINANCIAL HIGHLIGHTS


     The following table provides information about the Funds' financial history. It expresses the information in terms of a single share outstanding throughout the period. The table has been audited by Coopers & Lybrand, L.L.P., independent accountants, whose report on the period from the Funds' commencement of operations through December 31, 1996, is included in the Annual Report to Shareholders for each of the respective periods presented. The table should be read in conjunction with the financial statements and their related notes. The Annual Report to Shareholders is incorporated by reference into the Statement of Additional Information.


National Municipal Shares
Year Ended December 31,                          1996

Net asset value, beginning                       $10.62
Income from investment operations
     Net investment income                       .50
     Net realized and unrealized gain (loss)
         on investments                          (.06)
         Total from investment operations         .44

Distributions from
     Net investment income                       (.50)
     Net realized gains                          --
         Total distributions                     (.50)

Total increase (decrease) in net asset value     (.06)

Net asset value, ending                          $10.56

Total return<F6>                                4.32%

Ratio to average net assets
     Net investment income                       4.83%
     Total expenses<F7>                          1.04%
     Net expenses                                1.01%
     Expenses reimbursed                         --

Portfolio turnover                               23%

Net assets, ending (in thousands)                $45,612

Number of shares outstanding,
ending (in thousands)                            4,319

<F6>Total return does not reflect deduction of front-end sales charge.
<F7>Effective  December 31, 1995, this ratio reflects total expenses before reduction for fees paid indirectly; such reductions are included in the ratio of net expenses.



National Municipal Shares
Year Ended December 31,                          1995                1994

Net asset value, beginning                       $9.81               $10.42
Income from investment operations
     Net investment income                       .51                 .50
     Net realized and unrealized gain (loss)
         on investments                          .80                 (.62)
         Total from investment operations        1.31                (.12)

Distributions from
     Net investment income                       (.50)               (.49)
     Net realized gains                          --                  --
         Total distributions                     (.50)               (.49)

Total increase (decrease) in net asset value     .81                 (.61)

Net asset value, ending                          $10.62              $9.81

Total return<F8>                                 13.64%              (1.18%)

Ratio to average net assets
     Net investment income                       4.97%               4.88%
     Total expenses<F9>                          .96%                --
     Net expenses                                .94%                .69%
     Expenses reimbursed                         --                  .32%

Portfolio turnover                               57%                 122%

Net assets, ending (in thousands)                $40,146             $36,159

Number of shares outstanding,
ending (in thousands)                            3,780               3,686

<F8>Total return does not reflect deduction of front-end sales charge.
<F9>Effective  December 31, 1995, this ratio reflects total expenses before reduction for fees paid indirectly; such reductions are included in the ratio of net expenses.


                                                                  From Inception
                                                 Year Ended     (Sept. 30, 1992)
                                                 December 31,   through Dec. 31,
National Municipal Shares                        1993                1992
Net asset value, beginning                       $10.01              $10.00
Income from investment operations
     Net investment income                       .48                 .13
     Net realized and unrealized gain (loss)
         on investments                          .45                 .01
         Total from investment operations        .93                 .14

Distributions from
     Net investment income                       (.48)               (.13)
     Net realized gains                          (.04)               --
         Total distributions                     (.52)               (.13)

Total increase (decrease) in net asset value     .41                 .01

Net asset value, ending                          $10.42              $10.01

Total return<F10>                                9.47%               5.40%

Ratio to average net assets
     Net investment income                       5.01%               5.36%(a)
     Total expenses<F11>                         --                  --
     Net expenses                                .10%                --
     Expenses reimbursed                         .45%                4.34%(a)

Portfolio turnover                               162%                12%

Net assets, ending (in thousands)                $37,467             $1,542

Number of shares outstanding,
ending (in thousands)                            3,596               154

(a) Annualized

<F10>Total return does not reflect deduction of front-end sales charge.
<F11>Effective  December 31, 1995, this ratio reflects total expenses before reduction for fees paid indirectly; such reductions are included in the ratio of net expenses.



California Shares
Year Ended December 31,                          1996
Net asset value, beginning                       $10.51
Income from investment operations
     Net investment income                       .48
     Net realized and unrealized gain (loss)
         on investments                          (.07)
         Total from investment operations        .41

Distributions from
     Net investment income                       (.48)
     Net realized gains                          --
         Total distributions                     (.48)

Total increase (decrease) in net asset value     (.07)

Net asset value, ending                          $10.44

Total return<F12>                                4.04%

Ratio to average net assets
     Net investment income                       4.59%
     Total expenses<F13>                         .97%
     Net expenses                                .94%
     Expenses reimbursed                         --

Portfolio turnover                               25%

Net assets, ending (in thousands)                $35,693

Number of shares outstanding,
ending (in thousands)                            3,419

<F12>Total return does not reflect deduction of front-end sales charge.
<F13>Effective  December 31, 1995, this ratio reflects total expenses before reduction for fees paid indirectly; such reductions are included in the ratio of net expenses.


California Shares
Year Ended December 31,                          1995                1994
Net asset value, beginning                       $9.81               $10.56
Income from investment operations
     Net investment income                       .47                 .48
     Net realized and unrealized gain (loss)
         on investments                          .69                 (.76)
         Total from investment operations        1.16                (.28)

Distributions from
     Net investment income                       (.46)               (.47)
     Net realized gains                          --                  --
         Total distributions                     (.46)               (.47)

Total increase (decrease) in net asset value     .70                 (.75)

Net asset value, ending                          $10.51              $9.81

Total return<F14>                                12.07%              (2.57%)

Ratio to average net assets
     Net investment income                       4.59%               4.67%
     Total expenses<F15>                         .91%                --
     Net expenses                                .89%                .76%
     Expenses reimbursed                         --                  .13%

Portfolio turnover                               47%                 68%

Net assets, ending (in thousands)                $34,424             $34,111

Number of shares outstanding,
ending (in thousands)                            3,276               3,476

<F14>Total return does not reflect deduction of front-end sales charge.
<F15>Effective  December 31, 1995, this ratio reflects total expenses before reduction for fees paid indirectly; such reductions are included in the ratio of net expenses.


                                                                  From Inception
                                                 Year Ended       (May 29, 1992)
                                                 December 31,   through Dec. 31,
California Shares                                1993                1992
Net asset value, beginning                       $10.24              $10.00
Income from investment operations
     Net investment income                       .53                 .29
     Net realized and unrealized gain (loss)
         on investments                          .36                 .24
         Total from investment operations        .89                 .53

Distributions from
     Net investment income                       (.53)               (.29)
     Net realized gains                          (.04)               --
         Total distributions                     (.57)               (.29)

Total increase (decrease) in net asset value     .32                 .24

Net asset value, ending                          $10.56              $10.24

Total return<F16>                                8.88%               10.00%

Ratio to average net assets
     Net investment income                       5.12%               5.24%(a)
     Total expenses<F17>                         --                  --
     Net expenses                                .21%                --
     Expenses reimbursed                         .12%                .38%(a)

Portfolio turnover                               21%                 3%

Net assets, ending (in thousands)                $35,726             $16,046

Number of shares outstanding,
ending (in thousands)                            3,383               1,567

(a) Annualized

<F16>Total return does not reflect deduction of front-end sales charge.
<F17>Effective  December 31, 1995, this ratio reflects total expenses before reduction for fees paid indirectly; such reductions are included in the ratio of net expenses.


Arizona Shares
Year Ended December 31,                          1996
Net asset value, beginning                       $5.07
Income from investment operations
     Net investment income                       .19
     Net realized and unrealized gain (loss)
         on investments                          (.03)
         Total from investment operations        .16

Distributions from
     Net investment income                       (.20)

Total increase (decrease) in net asset value     (.04)

Net asset value, ending                          $5.03

Total return<F18>                                3.17%

Ratio to average net assets
     Net investment income                       3.96%
     Total expenses<F19>                         1.31%
     Net expenses                                1.00%
     Expenses reimbursed                         .06%

Portfolio turnover                               18%

Net assets, ending (in thousands)                $2,635

Number of shares outstanding,
ending (in thousands)                            524

<F18>Total return does not reflect deduction of front-end sales charge.
<F19>Effective  December 31, 1995, this ratio reflects total expenses before reduction for fees paid indirectly; such reductions are included in the ratio of net expenses.


Arizona Shares
Year Ended December 31,                          1995                1994
Net asset value, beginning                       $4.71               $5.00
Income from investment operations
     Net investment income                       .22                 .19
     Net realized and unrealized gain (loss)
         on investments                          .36                 (.29)
         Total from investment operations        .58                 (.10)

Distributions from
     Net investment income                       (.22)               (.19)

Total increase (decrease) in net asset value     .36                 (.29)

Net asset value, ending                          $5.07               $4.71

Total return<F20>                                12.44%              (1.84%)

Ratio to average net assets
     Net investment income                       4.43%               4.13%
     Total expenses<F21>                         .53%                --
     Net expenses                                .41%                .38%
     Expenses reimbursed                         .54%                .97%

Portfolio turnover                               10%                 22%

Net assets, ending (in thousands)                $2,045              $2,004

Number of shares outstanding,
ending (in thousands)                            403                 426

<F20>Total return does not reflect deduction of front-end sales charge.
<F21>Effective  December 31, 1995, this ratio reflects total expenses before reduction for fees paid indirectly; such reductions are included in the ratio of net expenses.



Florida Shares
Year Ended December 31,                          1996
Net asset value, beginning                       $5.06
Income from investment operations
     Net investment income                       .21
     Net realized and unrealized gain (loss)
         on investments                          (.04)
         Total from investment operations        .17

Distributions from
     Net investment income                       (.21)

Total increase (decrease) in net asset value     (.04)

Net asset value, ending                          $5.02

Total return<F22>                                3.53%
Ratio to average net assets
     Net investment income                       4.28%
     Total expenses<F23>                         .94%
     Net expenses                                .81%
     Expenses reimbursed                         .01%

Portfolio turnover                               19%

Net assets, ending (in thousands)                $5,516

Number of shares outstanding,
ending (in thousands)                            1,098

<F22>Total return does not reflect deduction of front-end sales charge.
<F23>Effective  December 31, 1995, this ratio reflects total expenses before reduction for fees paid indirectly; such reductions are included in the ratio of net expenses.



Florida Shares
Year Ended December 31,                          1995                1994
Net asset value, beginning                       $4.67               $5.00
Income from investment operations
     Net investment income                       .24                 .21
     Net realized and unrealized gain (loss)
         on investments                          .38                 (.33)
         Total from investment operations        .62                 (.12)

Distributions from
     Net investment income                       (.23)               (.21)

Total increase (decrease) in net asset value     .39                 (.33)

Net asset value, ending                          $5.06               $4.67

Total return<F24>                                13.48%              (2.44%)

Ratio to average net assets
     Net investment income                       4.73%               4.64%
     Total expenses<F25>                         .43%                --
     Net expenses                                .35%                .21%
     Expenses reimbursed                         .43%                .80%

Portfolio turnover                               44%                 93%

Net assets, ending (in thousands)                $3,892              $3,387

Number of shares outstanding,
ending (in thousands)                            769                 725

<F24>Total return does not reflect deduction of front-end sales charge.
<F25>Effective  December 31, 1995, this ratio reflects total expenses before reduction for fees paid indirectly; such reductions are included in the ratio of net expenses.


Maryland Shares
Year Ended December 31,                          1996
Net asset value, beginning                       $5.06
Income from investment operations
     Net investment income                       .23
     Net realized and unrealized gain (loss)
         on investments                          (.04)
         Total from investment operations        .19

Distributions from
     Net investment income                       (.22)

Total increase (decrease) in net asset value     (.03)

Net asset value, ending                          $5.03

Total return<F26>                                3.96%

Ratio to average net assets
     Net investment income                       4.59%
     Total expenses<F27>                         1.00%
     Net expenses                                .94%
     Expenses reimbursed                         .04%

Portfolio turnover                               8%

Net assets, ending (in thousands)                $12,023

Number of shares outstanding,
ending (in thousands)                            2,338

<F26>Total return does not reflect deduction of front-end sales charge.
<F27>Effective  December 31, 1995, this ratio reflects total expenses before reduction for fees paid indirectly; such reductions are included in the ratio of net expenses.


Maryland Shares
Year Ended December 31,                          1995                1994
Net asset value, beginning                       $4.67               $5.05
Income from investment operations
     Net investment income                       .24                 .24
     Net realized and unrealized gain (loss)
         on investments                          .39                 (.39)
         Total from investment operations        .63                 (.15)

Distributions from
     Net investment income                       (.24)               (.23)

Total increase (decrease) in net asset value     .39                 (.38)

Net asset value, ending                          $5.06               $4.67

Total return<F28>                                13.66%              (2.94%)

Ratio to average net assets
     Net investment income                       4.87%               5.01%
     Total expenses<F29>                         .51%                --
     Net expenses                                .48%                .17%
     Expenses reimbursed                         .43%                .86%

Portfolio turnover                               11%                 77%

Net assets, ending (in thousands)                $9,411              $7,429

Number of shares outstanding,
ending (in thousands)                            1,860               1,589

<F28>Total return does not reflect deduction of front-end sales charge.
<F29>Effective  December 31, 1995, this ratio reflects total expenses before reduction for fees paid indirectly; such reductions are included in the ratio of net expenses.


                                                 From Inception
                                                 (October 1, 1993)
Maryland Shares                                  through Dec. 31, 1993
Net asset value, beginning                       $5.00
Income from investment operations
     Net investment income                       .04
     Net realized and unrealized gain (loss)
         on investments                          .05
         Total from investment operations        .09

Distributions from
     Net investment income                       (.04)

Total increase (decrease) in net asset value     .05

Net asset value, ending                          $5.05

Total return<F30>                                7.46%

Ratio to average net assets
     Net investment income                       4.42%(a)
     Total expenses<F31>                         --
     Net expenses                                --
     Expenses reimbursed                         .80%(a)

Portfolio turnover                               14%

Net assets, ending (in thousands)                $5,401

Number of shares outstanding,
ending (in thousands)                            1,070

(a) Annualized

<F30>Total return does not reflect deduction of front-end sales charge.
<F31>Effective  December 31, 1995, this ratio reflects total expenses before reduction for fees paid indirectly; such reductions are included in the ratio of net expenses.


Michigan Shares
Year Ended December 31,                          1996
Net asset value, beginning                       $5.12
Income from investment operations
     Net investment income                       .22
     Net realized and unrealized gain (loss)
         on investments                          (.01)
         Total from investment operations        .21

Distributions from
     Net investment income                       (.23)

Total increase (decrease) in net asset value     (.02)

Net asset value, ending                          $5.10

Total return<F32>                                4.19%

Ratio to average net assets
     Net investment income                       4.37%
     Total expenses<F33>                         1.02%
     Net expenses                                .93%
     Expenses reimbursed                         .02%

Portfolio turnover                               18%

Net assets, ending (in thousands)                $5,804

Number of shares outstanding,
ending (in thousands)                            1,137

<F32>Total return does not reflect deduction of front-end sales charge.
<F33>Effective  December 31, 1995, this ratio reflects total expenses before reduction for fees paid indirectly; such reductions are included in the ratio of net expenses.


Michigan Shares
Year Ended December 31,                          1995                1994
Net asset value, beginning                       $4.74               $5.09
Income from investment operations
     Net investment income                       .24                 .23
     Net realized and unrealized gain (loss)
         on investments                          .37                 (.35)
         Total from investment operations        .61                 (.12)

Distributions from
     Net investment income                       (.23)               (.23)

Total increase (decrease) in net asset value     .38                 (.35)

Net asset value, ending                          $5.12               $4.74

Total return<F34>                                13.08%              (2.42%)

Ratio to average net assets
     Net investment income                       4.76%               4.76%
     Total expenses<F35>                         .52%                --
     Net expenses                                .48%                .18%
     Expenses reimbursed                         .39%                .84%

Portfolio turnover                               22%                 65%

Net assets, ending (in thousands)                $4,556              $5,255

Number of shares outstanding,
ending (in thousands)                            890                 1,109

<F34>Total return does not reflect deduction of front-end sales charge.
<F35>Effective  December 31, 1995, this ratio reflects total expenses before reduction for fees paid indirectly; such reductions are included in the ratio of net expenses.


                                                 From Inception
                                                 (October 1, 1993)
Michigan Shares                                  through Dec. 31, 1993
Net asset value, beginning                       $5.00
Income from investment operations
     Net investment income                       .04
     Net realized and unrealized gain (loss)
         on investments                          .09
         Total from investment operations        .13

Distributions from
     Net investment income                       (.04)

Total increase (decrease) in net asset value     .09

Net asset value, ending                          $5.09

Total return<F36>                                10.28%

Ratio to average net assets
     Net investment income                       4.27%(a)
     Total expenses<F37>                         --
     Net expenses                                --
     Expenses reimbursed                         .89%(a)

Portfolio turnover                               --

Net assets, ending (in thousands)                $4,287

Number of shares outstanding,
ending (in thousands)                            842

(a) Annualized

<F36>Total return does not reflect deduction of front-end sales charge.
<F37>Effective  December 31, 1995, this ratio reflects total expenses before reduction for fees paid indirectly; such reductions are included in the ratio of net expenses.


New York Shares
Year Ended December 31,                          1996
Net asset value, beginning                       $5.12
Income from investment operations
     Net investment income                       .21
     Net realized and unrealized gain (loss)
         on investments                          (.02)
         Total from investment operations        .19

Distributions from
     Net investment income                       (.22)
     Net realized gain                           --
         Total distributions                     (.22)

Total increase (decrease) in net asset value     (.03)

Net asset value, ending                          $5.09

Total return<F38>                                3.79%

Ratio to average net assets
     Net investment income                       4.20%
     Total expenses<F39>                         1.13%
     Net expenses                                .98%
     Expenses reimbursed                         .03%

Portfolio turnover                               19%

Net assets, ending (in thousands)                $6,218

Number of shares outstanding,
ending (in thousands)                            1,222

<F38>Total return does not reflect deduction of front-end sales charge.
<F39>Effective  December 31, 1995, this ratio reflects total expenses before reduction for fees paid indirectly; such reductions are included in the ratio of net expenses.


New York Shares
Year Ended December 31,                          1995                1994
Net asset value, beginning                       $4.71               $5.05
Income from investment operations
     Net investment income                       .22                 .23
     Net realized and unrealized gain (loss)
         on investments                          .41                 (.34)
         Total from investment operations        .63                 (.11)

Distributions from
     Net investment income                       (.22)               (.23)

Total increase (decrease) in net asset value     .41                 (.34)

Net asset value, ending                          $5.12               $4.71

Total return<F40>                                13.72%              (2.26%)

Ratio to average net assets
     Net investment income                       4.47%               4.77%
     Total expenses<F41>                         .58%                --
     Net expenses                                .50%                .18%
     Expenses reimbursed                         .49%                1.13%

Portfolio turnover                               13%                 56%

Net assets, ending (in thousands)                $3,573              $2,648

Number of shares outstanding,
ending (in thousands)                            698                 562

<F40>Total return does not reflect deduction of front-end sales charge.
<F41>Effective  December 31, 1995, this ratio reflects total expenses before reduction for fees paid indirectly; such reductions are included in the ratio of net expenses.


                                                 From Inception
                                                 (October 1, 1993)
New York Shares                                  through Dec. 31, 1993
Net asset value, beginning                       $5.00
Income from investment operations
     Net investment income                       .04
     Net realized and unrealized gain (loss)
         on investments                          .05
         Total from investment operations        .09

Distributions from
     Net investment income                       (.04)

Total increase (decrease) in net asset value     .05

Net asset value, ending                          $5.05

Total return<F42>                                7.22%

Ratio to average net assets
     Net investment income                       3.81%(a)
     Total expenses<F43>                         --
     Net expenses                                --
     Expenses reimbursed                         2.00%(a)

Portfolio turnover                               --

Net assets, ending (in thousands)                $2,236

Number of shares outstanding,
ending (in thousands)                            433

(a) Annualized

<F42>Total return does not reflect deduction of front-end sales charge.
<F43>Effective  December 31, 1995, this ratio reflects total expenses before reduction for fees paid indirectly; such reductions are included in the ratio of net expenses.


Pennsylvania Shares
Year Ended December 31,                          1996
Net asset value, beginning                       $5.10
Income from investment operations
     Net investment income                       .21
     Net realized and unrealized gain (loss)
         on investments                          (.02)
         Total from investment operations        .19

Distributions from
     Net investment income                       (.21)

Total increase (decrease) in net asset value     (.02)

Net asset value, ending                          $5.08

Total return<F44>                                3.92%

Ratio to average net assets
     Net investment income                       4.45%
     Total expenses<F45>                         1.11%
     Net expenses                                .93%
     Expenses reimbursed                         .05%

Portfolio turnover                               9%

Net assets, ending (in thousands)                $4,486

Number of shares outstanding,
ending (in thousands)                            883

<F44>Total return does not reflect deduction of front-end sales charge.
<F45>Effective  December 31, 1995, this ratio reflects total expenses before reduction for fees paid indirectly; such reductions are included in the ratio of net expenses.


Pennsylvania Shares
Year Ended December 31,                          1995                1994
Net asset value, beginning                       $4.71               $5.00
Income from investment operations
     Net investment income                       .25                 .22
     Net realized and unrealized gain (loss)
         on investments                          .37                 (.29)
         Total from investment operations        .62                 (.07)

Distributions from
     Net investment income                       (.23)               (.22)

Total increase (decrease) in net asset value     .39                 (.29)

Net asset value, ending                          $5.10               $4.71

Total return<F46>                                13.51%              (1.29%)

Ratio to average net assets
     Net investment income                       5.10%               4.94%
     Total expenses<F47>                         .49%                --
     Net expenses                                .41%                .26%
     Expenses reimbursed                         .54%                .94%

Portfolio turnover                               17%                 96%

Net assets, ending (in thousands)                $2,522              $1,872

Number of shares outstanding,
ending (in thousands)                            495                 398

<F46>Total return does not reflect deduction of front-end sales charge.
<F47>Effective  December 31, 1995, this ratio reflects total expenses before reduction for fees paid indirectly; such reductions are included in the ratio of net expenses.


Virginia Shares
Year Ended December 31,                          1996
Net asset value, beginning                       $5.13
Income from investment operations
     Net investment income                       .22
     Net realized and unrealized gain (loss)
         on investments                          (.03)
         Total from investment operations        .19

Distributions from
     Net investment income                       (.22)

Total increase (decrease) in net asset value     (.03)

Net asset value, ending                          $5.10

Total return<F48>                                3.82%

Ratio to average net assets
     Net investment income                       4.35%
     Total expenses<F49>                         1.00%
     Net expenses                                .92%
     Expenses reimbursed                         .03%

Portfolio turnover                               4%

Net assets, ending (in thousands)                $12,618

Number of shares outstanding,
ending (in thousands)                            2,475

<F48>Total return does not reflect deduction of front-end sales charge.
<F49>Effective  December 31, 1995, this ratio reflects total expenses before reduction for fees paid indirectly; such reductions are included in the ratio of net expenses.


Virginia Shares
Year Ended December 31,                          1995                1994
Net asset value, beginning                       $4.74               $5.06
Income from investment operations
     Net investment income                       .24                 .23
     Net realized and unrealized gain (loss)
         on investments                          .39                 (.32)
         Total from investment operations        .63                 (.09)

Distributions from
     Net investment income                       (.24)               (.23)

Total increase (decrease) in net asset value     .39                 (.32)

Net asset value, ending                          $5.13               $4.74

Total return<F50>                                13.54%              (2.04%)

Ratio to average net assets
     Net investment income                       4.86%               4.87%
     Total expenses<F51>                         .54%                --
     Net expenses                                .51%                .19%
     Expenses reimbursed                         .38%                .86%

Portfolio turnover                               11%                 65%

Net assets, ending (in thousands)                $7,295              $5,866

Number of shares outstanding,
ending (in thousands)                            1,423               1,239

<F50>Total return does not reflect deduction of front-end sales charge.
<F51>Effective  December 31, 1995, this ratio reflects total expenses before reduction for fees paid indirectly; such reductions are included in the ratio of net expenses.


                                                 From Inception
                                                 (October 1, 1993)
Virginia Shares                                  through Dec. 31, 1993
Net asset value, beginning                       $5.00
Income from investment operations
     Net investment income                       .05
     Net realized and unrealized gain (loss)
         on investments                          .06
         Total from investment operations        .11

Distributions from
     Net investment income                       (.05)

Total increase (decrease) in net asset value     .06

Net asset value, ending                          $5.06

Total return<F52>                                8.65%

Ratio to average net assets
     Net investment income                       4.81%(a)
     Total expenses<F53>                         --
     Net expenses                                --
     Expenses reimbursed                         1.54%(a)

Portfolio turnover                               28%

Net assets, ending (in thousands)                $2,720

Number of shares outstanding,
ending (in thousands)                            537

(a) Annualized

<F52>Total return does not reflect deduction of front-end sales charge.
<F53>Effective  December 31, 1995, this ratio reflects total expenses before reduction for fees paid indirectly; such reductions are included in the ratio of net expenses.

INVESTMENT OBJECTIVE AND POLICIES

Investment Objectives

     National Municipal seeks to earn the highest level of interest income exempt from federal income taxes as is consistent with prudent investment management, preservation of capital, and the quality and maturity objectives of the Fund.

     National Municipal will invest at least 65% of its total assets in municipal obligations.

     National Municipal is a nondiversified (effective upon shareholder approval) mutual fund that invests primarily in municipal obligations with interest that, for most investors, is exempt from federal income tax. Municipal obligations in which the Series may invest include, but are not limited to, general obligation bonds and notes of state and local issuers, revenue bonds of various transportation, housing, utilities (e.g., water and sewer), hospital and other state and local government authorities, tax and revenue anticipation notes and bond anticipation notes, municipal leases, and certificates of participation therein, and private activity bonds. See further description below and in the Statement of Additional Information. The municipal obligations are fixed and variable rate. Fixed rate investments are limited to obligations normally having remaining maturities of 12 years or less; variable rate investments may have longer maturities. The average dollar-weighted maturity will be between 3 and 10 years. Because the Fund may invest in private activity bonds, a portion of its dividends may be subject to the federal alternative minimum tax. See "Dividends and Taxes."

     The State Funds seek to earn the highest level of interest income exempt from federal and specific state income taxes as is consistent with prudent investment management, preservation of capital, and the quality and maturity objectives of each Fund.

The State Funds invest in state-specific municipal obligations.

     Each State Fund invests primarily in a nondiversified portfolio of a specific state's municipal obligations with interest that, for most investors, is exempt from federal and that state's income tax. Municipal obligations in which the Funds invest are fixed and variable rate obligations. The Advisor will maintain the average dollar-weighted maturity between 3 and 10 years.

     Each State Fund invests at least 65% of its assets in debt obligations issued by or on behalf of the state for which the Fund is named.

     Under normal market conditions, each State Fund will attempt to invest at least 65% of its total assets in municipal obligations with interest that is exempt from federal and specific state income tax, including those issued by or on behalf of the state for which the Fund is named and its political subdivisions. Each State Fund will also attempt to invest its remaining assets in these obligations, but may invest the remaining assets in municipal obligations of other states, territories and possessions of the United States, the District of Columbia, and their respective authorities, agencies, instrumentalities and political subdivisions. Dividends you receive from a Fund that are derived from interest on tax-exempt obligations of other governmental issuers will be exempt from federal income tax, but will be subject to state income taxes. Because the State Funds may invest in private activity bonds, a portion of the Fund's dividends may be subject to the federal alternative minimum tax. See "Dividends and Taxes."

Credit Quality


     As an operating policy, each Municipal Fund will invest at least 65% of its total assets in investment-grade municipal obligations. Investment-grade obligations are those which, at the date of investment, are rated within the four highest grades established by Moody's Investors Services, Inc. (Aaa, Aa, A, or Baa) or by Standard and Poor's Corporation (AAA, AA, A, or BBB). Securities that are not rated may be purchased by the Funds as part of the 65% total if the Advisor determines that they are of quality comparable to investment-grade securities. Bonds rated BBB or Baa, while still considered investment grade, have certain speculative characteristics and may be more subject to changes in economic conditions.


     The remaining 35% of each Municipal Fund's total may consist of noninvestment-grade municipal obligations (rated below Baa or BBB), or unrated obligations that the Advisor has determined are not investment grade. With noninvestment-grade securities there is a greater possibility that an adverse change in the financial condition of the issuer may affect the issuer's ability to pay principal and interest. There is also a greater risk, with noninvestment-grade securities, of price declines due to changes in the issuer's creditworthiness. Because the market for lower-rated securities may be less active ("thinner") than for higher-rated securities, market prices may be more volatile and liquidity in the resale market may be limited.

     The credit quality of municipal obligations is determined by reference to a commercial credit rating service, such as Moody's Investors Service, Inc. or Standard & Poor's Corporation. Please refer to the Appendix in the Statement of Additional Information for a description of the ratings used by these rating services. The Funds' Advisor determines the credit quality of unrated instruments under the supervision of the Funds' Board of Directors/Trustees. See Management of the Funds. There is no limitation on the percentage of assets that may be invested in unrated obligations, which may be less liquid than rated obligations of comparable quality.

     Determinations as to credit quality are made at the time of investment. If a change in credit quality occurs, the Advisor, under the supervision of the Fund's Board of Directors, will consider whether it is in the best interest of the Funds' shareholders to hold or to dispose of the obligation.

Variable and Floating Rate Obligations

     The Funds may invest in variable and floating rate obligations. Variable rate obligations have a yield that adjusts periodically based on changes in the level of prevailing interest rates. Floating rate obligations have an interest rate tied to a known lending rate, such as the prime rate, and are automatically adjusted when the known rate changes. These obligations lessen the capital fluctuations usually inherent in fixed income investments, which diminishes the risk of capital depreciation of portfolio investments and of the Funds' shares. However, this also means that if interest rates decline, a Fund's yield will decline, causing each Fund and its shareholders to forego the opportunity for capital appreciation of the portfolio investments.

Demand Notes

     Each Fund may invest in floating rate and variable rate demand notes. Demand notes provide that the holder may demand payment of the note at its par value plus accrued interest by giving notice to the issuer. To ensure the ability of the issuer to make payment upon such demand, such notes are often supported by an unconditional bank letter of credit. Notes with a demand feature of more than seven days are considered illiquid and are subject to purchase restrictions. See "Nonfundamental Investment Restrictions" in the Statement of Additional Information.

Nondiversified

     There may be risks associated with each Fund being nondiversified. Specifically, since a relatively high percentage of the assets of each Fund may be invested in the obligations of a limited number of issuers, the value of the shares of each Fund may be more susceptible to any single economic, political or regulatory event than the shares of a diversified fund would be.

Interest-Rate Risk

     All fixed income instruments are subject to interest-rate risk; that is, if the market interest rates rise, the current principal value of a bond will decline. In general, the longer the maturity of the bond, the greater the decline in value. Because the Funds' respective average dollar-weighted maturity is between 3 and 10 years, the investments would be expected to be more affected than by a rise in market interest rates than a short-term money market fund, but less adversely affected by a rise in market interest rates than those of a fund which invests in longer-term bonds.

Obligations with Puts Attached

     Each Fund has authority to purchase securities at a price which would result in a yield to maturity lower than that generally offered by the seller at the time of purchase, when it can acquire at the same time the right to sell the securities back to the seller at an agreed on price at any time during a stated period or on a certain date. Such a right is generally denoted as a "put." Puts may be either conditional or unconditional. Unconditional puts are readily exercisable in the event of a default in payment of principal or interest on the underlying securities.

Municipal Leases

     Each  Fund  may  invest  in  municipal  leases.  A  municipal  lease  is an obligation of a government or governmental authority, not subject to voter approval, used to finance capital projects or equipment acquisitions and payable through periodic rental payments. There are additional risks inherent in investing in this type of municipal security. Unlike municipal notes and bonds, where a municipality is obligated by law to make interest and principal payments when due, funding for lease payments needs to be appropriated each fiscal year in the budget. It is possible that a municipality will not appropriate funds for lease payments. The Advisor considers risk of cancellation in its investment analysis. The Funds may purchase unrated municipal leases. The Advisor, under supervision of the Boards of Directors/Trustees, is responsible for determining the credit quality of such leases on an ongoing basis. The Funds will invest only in municipal leases that meet their credit quality restrictions. Certain municipal leases may be considered illiquid and subject to the Funds' limits on illiquid investments. The Boards of Directors/Trustees have established guidelines for determining whether a lease is liquid. See the Statement of Additional Information for the factors considered by the Board in determining liquidity and valuation of leases.

When-Issued Purchases

     New issues of municipal obligations are offered on a when-issued basis; that is, delivery and payment for the securities normally take place 15 to 45 days after the date of the transaction. The payment obligation and the yield that will be received on the securities are each fixed at the time the buyer enters into the commitment. The Funds will only make commitments to purchase such securities with the intention of actually acquiring the securities, but may sell these securities before the settlement date if it is deemed advisable as a matter of investment strategy.

Temporary Investments

     For liquidity purposes or pending the investment of the proceeds of the sale of its shares, a Fund may invest in and derive up to 35% (20% for National Municipal and California) of its income from taxable short-term money market type investments. Interest earned from such taxable investments will be taxable to you as ordinary income unless you are otherwise exempt from taxation. Such investments will be of investment grade, or, if unrated, determined to be of equivalent credit quality by the Advisor.

Financial Futures, Options, and Other Investment Techniques


     Each Municipal Fund can use various techniques to increase or decrease its exposure to changing security prices, interest rates, or other factors that affect security values. These techniques may involve derivative transactions such as buying and selling options and futures contracts and leveraged notes, entering into swap agreements, and purchasing indexed securities. The Funds can use these practices either as a substitution for or as protection against an adverse move in the Fund's portfolio to adjust the risk and return characteristics of the Fund's portfolio. If the Advisor judges market conditions incorrectly or employs a strategy that does not correlate well with the Fund's investments, or if the counterparty to the transaction does not perform as promised, these techniques could result in a loss. These techniques may increase the volatility of a Fund and may involve a small investment of cash relative to the magnitude of the risk assumed. Any instruments determined to be illiquid are subject to the Fund's 15% restriction on illiquid securities. See the Statement of Additional Information for more detail about these strategies.

     Under certain circumstances, the Municipal Funds may purchase and sell certain financial futures contracts and certain options on futures contracts to hedge investments in municipal securities. A financial futures contract obligates the seller of a contract to deliver -- and the purchaser of a contract to take delivery of -- the type of financial instrument covered by the contract. In the case of index-based futures contracts, the obligation is in the form of a cash settlement at a specific time for a specific price.

     The Funds may only engage in futures transactions for the purpose of hedging their investments in municipal securities against declines in value and to hedge against increases in the cost of securities the Funds intend to purchase. A sale of financial futures contracts may provide a hedge against a decline in the value of portfolio securities because such depreciation may be offset, in whole or in part, by an increase in the value of the position in the futures contracts. Similarly, a purchase of financial futures contracts may provide a hedge against an increase in the cost of securities intended to be purchased, because such appreciation may be offset, in whole or in part, by an increase in the value of the position in the futures contracts.

Types of Futures Contracts Purchased

     The Advisor intends to deal, on behalf of the Funds, in futures contracts based on The Bond Buyer Municipal Bond Index, a price-weighted measure of the market value of 40 large, recently-issued tax-exempt bonds, and to engage in transactions in exchange-listed futures contracts on U.S. Treasury securities. The Funds may also engage in transactions in other futures contracts, such as futures contracts on other municipal bond indices that become available, if the Advisor believes such contracts would be appropriate for hedging the Funds' investments in municipal securities.

     When a Fund purchases a futures contract, it will maintain an amount of cash, cash equivalents (for example, commercial paper and daily tender adjustable notes) or short-term high grade fixed income securities in a segregated account with the Fund's custodian, so that the segregated amount plus the amount of initial and variation margin held in the account of its broker equals the market value of the futures contract, thereby ensuring that the use of such futures contract is unleveraged. It is not anticipated that transactions in futures will have the effect of increasing portfolio turnover.

Closing out a Futures Position -- Risks

     A Fund may close out its position in a futures contract or an option on a futures contract only by entering into an offsetting transaction on the exchange on which the position was established and only if there is a liquid secondary market for the futures contract. If it is not possible to close a futures position entered into by the Fund, the Fund could be required to make continuing daily cash payments of variation margin in the event of adverse price movements. In such situations, if the Fund has insufficient cash, it may have to sell portfolio securities to meet daily margin requirements at a time when it would be disadvantageous to do so. The inability to close futures or options positions could have an adverse effect on the Fund's ability to hedge effectively. There is also risk of loss by the Fund of margin deposits in the event of bankruptcy of a broker with whom the Fund has an open position in a futures contract. The success of a hedging strategy depends on the Advisor's ability to predict the direction of interest rates and other economic factors. The correlation is imperfect between movements in the prices of futures or options contracts, and the movements of prices of the securities which are subject to the hedge. If a Fund used a futures or options contract to hedge against a decline in the market, and the market later advances (or vice-versa), the Fund may suffer a greater loss than if it had not hedged.

     Please refer to the Statement of Additional Information for further information on futures contracts.

Special considerations regarding single-state municipal obligations

     There is risk inherent in investing primarily in the obligations of any one state, since economic and political changes in the state may affect those obligations. Since each State Fund invests primarily in municipal obligations of individual states and is thereby limited in its alternative investment choices, the performance of a State Fund may be affected by local economic conditions, generally and the fiscal/budgetary condition of the State and other municipalities in which a State Fund may invest. With respect to any state, you should be aware that certain proposed state or local constitutional amendments, legislative measures, executive orders, administrative regulations or voter initiatives, in addition to local economic conditions, could result in adverse consequences affecting the ability of the state or its municipalities to meet their obligations in a timely manner, which, in turn, could affect a State Fund's performance.

Other Policies

     Each Fund may temporarily borrow money from banks to meet redemption requests, but such borrowing may not exceed 10% of the value of a Fund's total assets. The Funds have adopted certain fundamental investment restrictions which are discussed in detail in the Statement of Additional Information.

YIELD AND TOTAL RETURN


     Yield refers to income generated by an investment over a period of time.



     Yield measures the current investment performance, which is the rate of income on portfolio investments divided by the share price. To determine yield, (1) net investment income is computed by adding all investment income earned by a Fund over a 30-day period and subtracting expenses, (2) dividing by the average number of outstanding shares during the period, and (3) annualizing the result based on the maximum offering price per share on the last day of the period. Yields are calculated separately for each series according to accounting methods that are standardized for all stock and bond funds.

Taxable Equivalent Yield


     A Fund may  advertise its "taxable  equivalent  yield."
The taxable equivalent yield is the yield that you would be required to obtain from taxable investments to equal the yield of the Fund, all or a portion of which may be exempt from federal income taxes. The federal taxable equivalent yield is computed by taking the portion of the Fund's yield exempt from regular federal income tax and multiplying the exempt yield by a factor based on a given income tax rate, then adding the portion of the yield that is not exempt from such income tax. The double (combined state and federal) taxable equivalent yield is computed by taking the portion of the Fund's yield exempt from regular federal and state income tax and multiplying the exempt yield by a factor based on a given income tax rate, then adding the portion of the yield that is not exempt from such income tax. The factor that is used to calculate the taxable equivalent yield is the reciprocal of the difference between one and the applicable income tax rate, which will be stated in the advertisement.


     A Fund may advertise its total return. Total return is based on historical results and is not intended to indicate future performance.



      Total return includes not only the effect of income dividends but also any change in net asset value, or principal amount, during the stated period. Total return shows overall change in value, including changes in share price and assuming reinvestment of all dividends and capital gain distributions. Cumulative total return reflects performance over a stated period of time. Average annual total return reflects the hypothetical annual compounded return that would have produced the same cumulative total return if performance had been constant over the entire period. Because average annual returns tend to smooth out variations in returns, you should recognize that they are not the same as actual year-by-year results. Both types of total returns usually will include the effect of paying a front-end sales charge. Of course, total returns will be higher if sales charges are not taken into account. Quotations of "return without maximum load" do not reflect deduction of the sales charge. You should consider these figures only if you qualify for a reduced sales charge, or for purposes of comparison with comparable figures which also do not reflect sales charges, such as mutual fund averages compiled by Lipper Analytical Services, Inc. Further information about performance is contained in the Annual Report to Shareholders, which may be obtained without charge.

MANAGEMENT OF THE FUNDS

     The Boards of Directors/Trustees supervise the activities and review contracts with companies that provide the Funds with services.

     The Arizona, California, Maryland, Michigan, National, New York, Pennsylvania and Virginia Municipal Intermediate Funds are series of Calvert Municipal Fund, Inc., an open-end management investment company incorporated in Maryland. The Florida Municipal Intermediate Fund is a series of First Variable Rate Fund for Government Income, an open-end management company organized as a Massachusetts Business Trust.


     The Funds are not required to hold annual shareholder meetings, but special meetings may be called for certain purposes such as electing or removing Directors/Trustees, changing fundamental policies, or approving an investment advisory contract. As a shareholder, you receive one vote for each share of the Fund you own.

     Calvert Group is one of the largest investment management firms in the Washington, D.C. area.


     Calvert Group, Ltd., parent of the Funds' Advisor, transfer agent, and distributor, is a subsidiary of Acacia Mutual Life Insurance Company of Washington, D.C., and is one of the largest investment management firms in the Washington, D.C. area. Calvert Group, Ltd. and its subsidiaries are located at 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland 20814. As of December 31, 1996, Calvert Group managed and administered assets in excess of $5.2 billion in more than 220,000 shareholder and depositor accounts.

Portfolio Managers


     The Funds are managed by Reno J. Martini, Senior Vice President and Chief Investment Officer of Calvert Asset Management Company, Inc. ("CAMCO"); and Daniel K. Hayes, Vice President, Investments (CAMCO). Mr. Martini has served as the Manager of the Portfolio Investments Department since 1985, and as portfolio manager for CAMCO since 1982. Mr. Hayes serves as head of Portfolio Research and has been a portfolio manager for CAMCO since 1984.


Calvert Asset Management serves as Advisor to the Funds.


     Calvert Asset Management Company, Inc. is each Fund's Advisor, and is entitled to an annual fee, payable monthly, of 0.60% of each Fund's average net assets. The Advisor may in its discretion and on a voluntary basis only, waive or defer its fees or assume each Fund's operating expenses. During 1996, National and California each paid investment advisory fees of 0.60%. The Investment Advisory Agreement provides that the Advisor may later, to the extent permitted by law, recapture any fees it waived, or expenses it assumed under this limitation. The Advisor provides each Fund with investment supervision and management, administrative services and office space; furnishes executive and other personnel to the Funds; and pays the salaries and fees of all Directors/Trustees who are affiliated persons of the Advisor. The Advisor may also assume and pay certain advertising and promotional expenses of the Funds and reserves the right to compensate broker-dealers in return for their promotional or administrative services.

     Calvert Administrative Services Company provides administrative services for the Funds.


     Calvert Administrative Services Company ("CASC"), an affiliate of the Advisor, provides certain administrative services for the Funds, including the preparation of regulatory filings and shareholder reports, the daily determination of each Fund's net asset value per share and dividends, and the maintenance of its portfolio and general accounting records. For providing such services, CASC received an annual fee, payable monthly, of 0.10% of each Fund's average net assets per year.

Calvert Distributors, Inc. serves as underwriter to market shares of the Funds.

     Calvert Distributors, Inc. ("CDI") is the Funds' principal underwriter and distributor, and is an affiliate of the Advisor. Under the terms of its underwriting agreements for the Funds, CDI markets and distributes each Fund's shares and is responsible for preparing advertising and sales literature, and printing and mailing prospectuses to prospective investors.

The transfer agent keeps your account records.

     Calvert Shareholder Services, Inc., an affiliate of the Advisor, is the transfer, dividend disbursing and shareholder servicing agent for the Funds.

SHAREHOLDER GUIDE

Opening An Account


     You can buy shares in several ways which are described here and in the chart below.


     An account application accompanies this prospectus. A completed and signed application is required for each new account you open, regardless of the method you choose for making your initial investment. Additional forms may be required from corporations, associations, and certain fiduciaries. If you have any questions or need extra applications, call your broker, or Calvert Group at 800-368-2748.

Sales Charge


     Fund shares are offered at net asset value plus a front-end sales charge as follows:


Amount of                  As a % of        As a % of         Allowed to Dealers
Investment                 offering         net amount        as a % of offering
                           price            invested          price

Less than $50,000          2.75%            2.83%             2.25%
$50,000 but less
than $100,000              2.25%            2.30%             1.75%
$100,000 but less
than $250,000              1.75%            1.78%             1.25%
$250,000 but less
than $500,000              1.25%            1.27%             0.95%
$500,000 but less
than $1,000,000            1.00%            1.01%             0.80%
$1,000,000 and over        0.00%            0.00%             0.10%*


     *Payments will be made less redemptions. For either choice, quarterly trailing commissions will begin in the thirteenth month. CDI reserves the right to recoup any portion of the amount paid to the dealer if the investor redeems some or all of the shares from the Funds within twelve months of the time of purchase.


     Sales charges on Fund shares may be reduced or eliminated in certain cases. See Exhibit A to this prospectus.

     The sales charge is paid to CDI, which in turn normally reallows a portion to your broker-dealer. Upon written notice to dealers with whom it has dealer agreements, CDI may reallow up to the full applicable sales charge. Dealers to whom 90% or more of the entire sales charge is reallowed may be deemed to be underwriters under the Securities Act of 1933.


     In addition to any sales charge reallowance or finder's fee, your broker-dealer, or other financial service firm through which your account is held, currently will be paid periodic service fees at an annual rate of up to 0.15% of the average daily net asset value of Fund shares held in accounts maintained by that firm.


     Distribution Plan


     Each Fund has adopted a Distribution Plan, which provides for payments, which are limited to an annual rate of 0.15% for each Fund's first five years of operation (and 0.25% thereafter) of the average daily net asset value of Fund shares, to pay expenses associated with the distribution and servicing of Fund shares. Amounts paid by the Funds to CDI under the Distribution Plan are used to pay to dealers and others, including CDI salespersons who service accounts, service fees, and to pay CDI for its marketing and distribution expenses, including, but not limited to, preparation of advertising and sales literature and the printing and mailing of prospectuses to prospective investors. During the 1996 fiscal period, the Funds paid no Distribution Plan expenses.




Arrangements with Broker-Dealers and Others

     CDI may also pay additional concessions, including non-cash promotional incentives, such as merchandise or trips, to dealers employing registered representatives who have sold or are expected to sell a minimum dollar amount of shares of the Funds and/or shares of other Funds underwritten by CDI. CDI may make expense reimbursements for special training of a dealer's registered representatives, advertising or equipment, or to defray the expenses of sales contests. Eligible marketing and distribution expenses may be paid pursuant to the Funds' Rule 12b-1 Distribution Plans.



                                HOW TO BUY SHARES


Method            New Accounts                       Additional Investments

By Mail           $2,000 minimum                     $250 minimum

                  Please make your check             Please make your check
                  payable to the appropriate         payable to the appropriate
                  Fund and mail it with your         Fund and mail it with your
                  application to:                    investment slip to:

                  Calvert Group                      Calvert Group
                  P.O. Box 419544                    P.O. Box 419739
                  Kansas City, MO                    Kansas City, MO
                  64141-6544                         64141-6739

By Registered, Certified, or Overnight Mail:
                  Calvert Group                      Calvert Group
                  c/o NFDS, 6th Floor                c/o NFDS, 6th Floor
                  1004 Baltimore                     1004 Baltimore
                  Kansas City, MO                    Kansas City, MO
                  64105-1807                         64105-1807

Through Your Broker      $2,000 minimum              $250 minimum

At the Calvert    Visit the Calvert Branch Office to make investments by check.
Branch Office     See back cover page for the address.

FOR ALL OPTIONS BELOW, PLEASE CALL YOUR BROKER, OR CALVERT GROUP AT 800-368-2745

By Exchange       $2,000 minimum                     $250 minimum
(From your account in another Calvert Group Fund)

     When opening an account by exchange, your new account must be established with the same name(s), address and taxpayer identification number as your existing Calvert account.

By Bank Wire      $2,000 minimum                     $250 minimum

By Calvert Money`   Not Available for                $50 minimum
Controller*         Initial Investment

     *Please allow sufficient time for Calvert Group to process your initial request for this service, normally 10 business days. The maximum transaction amount is $300,000, and your purchase request must be received by 4:00 p.m. Eastern time.

NET ASSET VALUE

How share price is determined.


     Net asset value ("NAV") refers to the worth of one share. NAV is computed by adding the value of all portfolio holdings and other assets, deducting liabilities and then dividing the result by the number of shares outstanding. The NAV will vary daily based on the market values of the Funds' investments. These values are calculated at the close of each business day, which coincides with the closing of the regular session of the New York Stock Exchange (normally 4:00 p.m. Eastern time). The Funds are open for business each day the New York Stock Exchange is open.

     All share purchases will be confirmed and credited to your account in full and fractional shares (rounded to the nearest 1/1000 of a share).

     Portfolio securities and other assets are valued based on market quotations. If quotations are not available, securities are valued by a method that the appropriate Fund's Board of Directors/Trustees believes accurately reflects fair value.

WHEN YOUR ACCOUNT WILL BE CREDITED

     Before you buy shares, please read the following information to make sure your investment is accepted and credited properly.


     All of your purchases must be made in U.S. dollars and checks must be drawn on U.S. banks. No cash will be accepted. The Fund reserves the right to suspend the offering of shares for a period of time or to reject any specific purchase order. If your check is not paid, your purchase will be canceled and you will be charged a $10 fee plus costs incurred by the Fund. When you purchase by check or with Calvert Money Controller, those funds will be on hold for up to 10 business days from the date of receipt. During that period, the proceeds of redemptions against those funds will be held until the transfer agent is reasonably satisfied that the purchase payment has been collected. To avoid this collection period, you can wire federal funds from your bank, which may charge you a fee. As a convenience, check purchases can be received at Calvert's offices for overnight mail delivery to the transfer agent and will be credited the next business day. Any check purchase received without an investment slip may cause delayed crediting.

     Certain financial institutions or broker-dealers that have entered into a sales agreement with the Distributor may enter confirmed purchase orders on behalf of customers by phone, with payment to follow within a number of days of the order as specified by the program. If payment is not received in the time specified, the financial institution could be held liable for resulting fees or losses.

EXCHANGES


     Each exchange represents the sale of shares of one Fund and the purchase of shares of another. Therefore, you could realize a taxable gain or loss on the transaction.


     If your investment goals change, the Calvert Group of Funds has a variety of investment alternatives that includes common stock funds, tax-exempt and corporate bond funds, and money market funds. The exchange privilege is a convenient way to buy shares in other Calvert Group Funds in order to respond to changes in your goals or in market conditions. However, to protect your Fund's performance and to prevent additional costs, Calvert Group discourages frequent exchanges. Shareholders (and those managing multiple accounts) who make two purchases and two exchange redemptions of shares of the same fund during any 6-month period will be given written notice that they may be prohibited from making additional investments. These policies do not prohibit you from redeeming shares of the funds and do not apply to trades solely among money market funds. Before you make an exchange from a Fund or Portfolio, please note the following:

     o Call your broker or a Calvert representative for information and a prospectus for any of Calvert's other Funds registered in your state. Read the prospectus of the Fund or Portfolio into which you want to exchange for relevant information, including class offerings.

     o Complete and sign an application for an account in that Fund or Portfolio, taking care to register your new account in the same name and taxpayer identification number as your existing Calvert account(s). Exchange instructions may then be given by telephone if telephone redemptions have been authorized and the shares are not in certificate form. See "Selling Your Shares" and "How to Sell Your Shares -- By Telephone, and -- By Exchange To Another Calvert Group Fund."

     o
     You may exchange shares on which you have already paid a sales charge at Calvert Group and shares acquired by reinvestment of dividends or distributions into another fund at no additional charge. You may exchange Class C shares for shares of another fund, but you will have to pay the front-end sales charge, if applicable.


     For purposes of the exchange privilege the Fund is related to Summit Cash Reserves Fund by investment and investor services. Each Fund reserves the right to terminate or modify the exchange privilege in the future with 60 days' written notice.

OTHER CALVERT GROUP SERVICES

Calvert Information Network

24 hour yield and prices


     Calvert  Group  has a  round-the-clock  telephone  service  that  lets
existing  customers  obtain  prices,  yields  and  account  balances.   Complete
instructions for this service may be found on the back of each statement.

Calvert Money Controller

     Calvert Money Controller eliminates the delay of mailing a check or the expense of wiring funds. You can request this free service on your application.

     This service allows you to authorize electronic transfers of money to purchase or sell shares. You use Calvert Money Controller like an "electronic check" to move money ($50 to $300,000) between your bank account and your Fund account with one phone call. Allow two business days after the call for the transfer to take place; for money recently invested, allow normal check clearing time (up to 10 business days) before redemption proceeds are sent to your bank.


     You may also arrange systematic monthly or quarterly investments (minimum $50) into your Calvert Group account. After you give us proper authorization, your bank account will be debited to purchase Fund shares. A debit entry will appear on your bank statement. If you would like to make arrangements for systematic monthly or quarterly redemptions from your Calvert account, call your broker or Calvert for more information.

Telephone Transactions

Calvert Group may record all telephone calls.

     You may purchase, redeem, or exchange shares, wire funds and use Calvert Money Controller by telephone if you have pre-authorized service instructions. You automatically have telephone privileges unless you elect otherwise. The Funds, the transfer agent and their affiliates are not liable if they act in good faith on telephone instructions relating to your account, so long as they follow reasonable procedures to determine that the telephone instructions are genuine. Such procedures may include recording the telephone calls and requiring some form of personal identification. You should verify the accuracy of telephone transactions immediately upon receipt of your confirmation statement.

Optional Services

Complete the application for the easiest way to establish services.

     The easiest way to establish optional services on your Calvert Group account is to select the options you desire when you complete your account application. If you wish to add other options later, you may have to provide us with additional information and a signature guarantee. Please call your broker or Calvert Investor Relations at 800-368-2745 for further assistance. For our mutual protection, we may require a signature guarantee on certain written transaction requests. A signature guarantee verifies the authenticity of your signature, and may be obtained from any bank, savings and loan association, credit union, trust company, broker-dealer firm or member of a domestic stock exchange. A signature guarantee cannot be provided by a notary public.

Householding of General Mailings


Householding reduces Fund expenses while saving paper postage expense.


     If you have multiple  accounts with Calvert,  you may receive  combined
mailings  of  some  shareholder  information,  such  as  statements,   confirms,
prospectuses, semi-annual and annual reports. Please contact Calvert Investor Relations at 800-368-2745 to receive additional copies of information.

Special Services and Charges

     The Funds pay for shareholder services but not for special services that are required by a few shareholders, such as a request for a historical transcript of an account. You may be required to pay a research fee for these special services.

     If you are purchasing shares of a Fund through a program of services offered by a securities dealer or financial institution, you should read the program materials in conjunction with this Prospectus. Certain features may be modified in these programs, and administrative charges may be imposed by the broker-dealer or financial institution for the services rendered.

SELLING YOUR SHARES

     You may redeem all or a portion of your shares on any business day. Your shares will be redeemed at the next net asset value calculated after your redemption request is received and accepted. See below for specific requirements necessary to make sure your redemption request is acceptable. Remember that your Fund may hold payment on the redemption of your shares until it is reasonably satisfied that investments made by check or by Calvert Money Controller have been collected (normally up to 10 business days).

Redemption Requirements to Remember

     To ensure acceptance of your redemption request, please follow the procedures described here and below.

     Once your shares are redeemed, the proceeds will normally be sent to you on the next business day, but if making immediate payment could adversely affect a Fund, it may take up to seven (7) days. Calvert Money Controller redemptions generally will be credited to your bank account on the second business day after your phone call. When the New York Stock Exchange is closed (or when trading is restricted) for any reason other than its customary weekend or holiday closings, or under any emergency circumstances as determined by the Securities and Exchange Commission, redemptions may be suspended or payment dates postponed.

Minimum account balance is $1,000.

     Please maintain a balance in your account of at least $1,000 per Fund, per class. If, due to redemptions, your account falls below $1,000, it may be closed and the proceeds mailed to you at the address of record. You will be given notice that your account will be closed after 30 days unless you make additional investments to increase your account balance to the $1,000 minimum.
HOW TO SELL YOUR SHARES

By Mail To:


Calvert Group
P.O. Box 419544
Kansas City, MO
64141-6544

     You may redeem available funds from your account at any time by sending a letter of instruction, including your name, account and Fund number, the number of shares or dollar amount, and where you want the money to be sent. Additional requirements, below, may apply to your account. The letter of instruction must be signed by all required authorized signers. If you want the money to be wired to a bank not previously authorized, then a voided bank check must be enclosed with your letter. If you do not have a voided check or if you would like funds sent to a different address or another person, your letter must be signature guaranteed.

Type of                    Requirements
Registration

Corporations               Letter of instruction and a corporate resolution,
Associations               signed by person(s) authorized to act on the account,
                           accompanied by signature guarantee(s).

     Trusts Letter of instruction signed by the Trustee(s) (as Trustee), with a signature guarantee.
                           (If the Trustee's name is not registered on your account, provide a copy of the trust document, certified within the last 60 days.)

By Telephone


     Please call 800-368-2745. You may redeem shares from your account by telephone and have your money mailed to your address of record or wired to a bank you have previously authorized. A charge of $5 is imposed on wire transfers of less than $1,000. See "Telephone Transactions". If for any reason you are unable to reach the Funds by telephone, whether due to mechanical difficulties, heavy market volume, or otherwise, you may send a written redemption request to the Funds by overnight mail, or, if your account is held through a broker, see "Through Your Broker" below.

Calvert Money Controller

     Please allow sufficient time for Calvert Group to process your initial request for this service (normally 10 business days). You may also authorize automatic fixed amount redemptions by Calvert Money Controller. All requests must received by 4:00 p.m. Eastern time. Accounts cannot be closed by this service.

Exchange to Another Calvert Group Fund

     You must meet the minimum investment requirement of the other Calvert Group Fund or Portfolio. You can only exchange between accounts with identical names, addresses and taxpayer identification number, unless previously authorized with a signature-guaranteed letter. See "Exchanges."

Systematic Check Redemptions


     If you maintain an account with a balance of $10,000 or more, you may have up to two (2) redemption checks for a fixed amount sent to you on the 15th of the month, simply by sending a letter with all information, including your account number, and the dollar amount ($100 minimum). If you would like a regular check mailed to another person or place, your letter must be signature guaranteed.

Through your Broker

     If your account is held in your broker's name ("street name"), you should contact your broker directly to transfer, exchange or redeem shares.

DIVIDENDS AND TAXES

Dividends from net investment income are paid monthly.


     Net investment income consists of interest income, net short-term capital gains, if any, and dividends declared and paid on investments, less expenses. Each year, the Funds distribute substantially all of their net investment income to shareholders.

Dividend payment options

     Dividends and any distributions are automatically reinvested at net asset value in additional shares of the Funds unless you elect to have the dividends of $10 or more paid in cash (by check or by Calvert Money Controller). Dividends and distributions may be automatically invested in an identically registered account with the same account number in any other Calvert Group Fund or Portfolio at net asset value. If reinvested in the same Fund account, new shares will be purchased at net asset value on the reinvestment date, which is generally 1 to 3 days prior to the payment date. You must be a shareholder on the record date to receive dividends. You must notify the Funds in writing prior to the record date to change your payment options. If you elect to have dividends and/or distributions paid in cash, and the U.S. Postal Service cannot deliver the check, or if it remains uncashed for six months, it, as well as future dividends and distributions, will be reinvested in additional shares.

"Buying a Dividend"

     At the time of purchase, the share price of your Fund may reflect undistributed income, capital gains or unrealized appreciation of securities. Any income or capital gains from these amounts which are later distributed to you are fully taxable. On the record date for a distribution, your Fund's share value is reduced by the amount of the distribution. If you buy shares just before the record date ("buying a dividend") you will pay the full price for the shares and then receive a portion of the price back as a taxable distribution.

Federal Taxes

     Dividends derived from interest on municipal obligations constitute exempt-interest dividends, on which you are not subject to federal income tax. However, dividends which are from taxable interest and any distributions of short-term capital gains are taxable to you as ordinary income. If the Funds make any distributions of long-term capital gains, then these are taxable to you as long-term capital gains, regardless of how long you held your shares.

     If any taxable income or gains are paid, in January, the Funds will mail you Form 1099-DIV indicating the federal tax status of dividends and any capital gain distributions paid to you by the Funds during the past year.

     You may realize a capital gain or loss when you redeem (sell) or exchange shares.

     If you sell or exchange your shares you will have a short or long-term capital gain or loss, depending on how long you owned the shares. In January, your Fund will mail you Form 1099-B indicating the proceeds from all sales, including exchanges. You should keep your annual year-end account statements to determine the cost (basis) of your shares to report on your tax returns.

Alternative Minimum Tax

     Each Fund may invest in municipal obligations, such as certain private activity bonds, that earn interest subject to the federal alternative minimum tax ("AMT"). AMT is a method of computing tax that helps ensure that certain corporations and high-income individual taxpayers pay a minimum amount of tax. Since the Funds are likely to invest in obligations that are taxable under the AMT method of computing income tax, taxpayers who are required to pay AMT may not receive as high an after-tax yield as investors who are not subject to AMT. You should consult your tax advisor if you have any questions regarding your status.

State Taxes

     To the extent that exempt-interest dividends are derived from earnings attributable to municipal obligations of a state, they will also be exempt from state and local personal income tax in that state. The dividends may be subject to franchise taxes and corporate income taxes if received by a corporation subject to such taxes. A letter will be mailed to you shortly after year-end informing you of the percentage of exempt-interest dividends derived from earnings on state municipal obligations.

Taxpayer Identification Number

     Federal law requires that you provide your correct Social Security or Taxpayer Identification Number ("TIN") on a signed certified application or Form W-9. If not provided, the Funds may be required to withhold 31% of any dividends or redemptions, and you may be subject to a fine. You will also be prohibited from opening another account by exchange. If this TIN information is not received within 60 days after your account is established, your account may be redeemed at the current NAV on the date of redemption. The Funds reserve the right to reject any new account or any purchase order for failure to supply a certified TIN.
                                    EXHIBIT A


REDUCED SALES CHARGES

     You may qualify for a reduced sales charge through several purchase plans available. You must notify the Funds at the time of purchase to take advantage of the reduced sales charge.

Right of Accumulation
     The sales charge is calculated by taking into account not only the dollar amount of a new purchase of shares, but also the higher of cost or current value of shares previously purchased in Calvert Group Funds that impose sales charges. This automatically applies to your account for each new purchase.

Letter of Intent

     If you plan to purchase $50,000 or more of Fund shares over the next 13 months, your sales charge may be reduced through a "Letter of Intent." You pay the lower sales charge applicable to the total amount you plan to invest over the 13-month period, excluding any money market fund purchases. Part of your shares will be held in escrow, so that if you do not invest the amount indicated, you will have to pay the sales charge applicable to the smaller investment actually made. For more information, see the Statement of Additional Information.

Group Purchases
     If you are a member of a qualified group, you may purchase shares of the Funds at the reduced sales charge applicable to the group taken as a whole. The sales charge is calculated by taking into account not only the dollar amount of the shares you purchase, but also the higher of cost or current value of shares previously purchased and currently held by other members of your group.

     A "qualified group" is one which (i) has been in existence for more than six months, (ii) has a purpose other than acquiring Fund shares at a discount, and (iii) satisfies uniform criteria which enable CDI and dealers offering Fund shares to realize economies of scale in distributing such shares. A qualified group must have more than 10 members, must be available to arrange for group meetings between representatives of CDI or dealers distributing the Funds' shares, must agree to include sales and other materials related to each Fund in its publications and mailings to members at reduced or no cost to CDI or dealers.

Other Circumstances

     There is no sales charge on shares of any fund of the Calvert Group of Funds sold to (i) Directors, Trustees, Officers, Advisory Council Members, employees of the Calvert Group of Funds or affiliated companies, employees of broker dealers distributing the Fund's shares and family members of the above,
(ii) Purchases made through a Registered Investment Advisor, (iii) Trust departments of banks or savings institutions for trust clients of such bank or institution, (iv) Purchases through a broker maintaining an omnibus account with the Fund and the purchases are made by (a) investment advisors or financial planners placing trades for their own accounts (or the accounts of their clients) and who charge a management, consulting, or other fee for their services; or (b) clients of such investment advisors or financial planners who place trades for their own accounts if such accounts are linked to the master account of such investment advisor or financial planner on the books and records of the broker or agent; or (c) retirement and deferred compensation plans and trusts, including, but not limited to, those defined in section 401(a) or section 403(b) of the I.R.C., and "rabbi trusts."

Dividends and Capital Gain Distributions from other Calvert Group Funds
     You may prearrange to have your dividends and capital gain distributions from another Calvert Group Fund automatically invested in another account with no additional sales charge.

Purchases made at net asset value ("NAV")
     Except for money market funds, if you make a purchase at NAV, you may exchange that amount to another fund at no additional sales charge.

Reinstatement Privilege
     If you redeem Fund shares and then within 30 days decide to reinvest in the same Fund, you may do so at the net asset value next computed after the reinvestment order is received, without a sales charge. You may use the reinstatement privilege only once. The Funds reserve the right to modify or eliminate this privilege.

TABLE OF CONTENTS

Fund Expenses
Financial Highlights
Investment Objective and Policies
Yield and Total Return
Management of the Funds
SHAREHOLDER GUIDE:
How to Buy Shares
Net Asset Value
Alternative Sales Options
When Your Account Will Be Credited
Exchanges
Other Calvert Group Services
Selling Your Shares
How to Sell Your Shares
Dividends and Taxes
Exhibit A - Reduced Sales Charges

                           Prospectus

                           April 30, 1997

                           Calvert Arizona Municipal Intermediate Fund
                           Calvert California Municipal Intermediate Fund Calvert Florida Municipal Intermediate Fund Calvert Maryland Municipal Intermediate Fund Calvert Michigan Municipal Intermediate Fund Calvert National Municipal Intermediate Fund Calvert New York Municipal Intermediate Fund Calvert Pennsylvania Municipal Intermediate Fund Calvert Virginia Municipal Intermediate Fund

To Open an Account:
800-368-2748

Yields and Prices:
Calvert Information Network

24 hours, 7 days a week
     800-368-2745

Service for Existing
Accounts:
     Shareholders         800-368-2745
     Brokers              800-368-2746

TDD for Hearing Impaired:
     800-541-1524

Registered, Certified and
Overnight Mail:
Calvert Group
c/o NFDS, 6th Floor
1004 Baltimore
Kansas City, MO 64105

Branch Office:
4550 Montgomery Avenue
Suite 1000N
Bethesda, Maryland 20814

Calvert Group Web-Site
Address: http://www.calvertgroup.com

PRINCIPAL UNDERWRITER
Calvert Distributors, Inc.
4550 Montgomery Avenue
Suite 1000N
Bethesda, Maryland 20814